Exhibit 4.17.1

                                 EXECUTION COPY
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                          AMCAST INDUSTRIAL CORPORATION




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                                SECOND AMENDMENT
                            Dated as of June 5, 2001


                                       to


                                 NOTE AGREEMENTS
                          Dated as of November 1, 1995

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                       Re: $50,000,000 7.09% Senior Notes
                              Due November 7, 2005
              (from and after the effectiveness hereof, such Notes
                   shall be referred to as 10.09% Senior Notes
                              Due November 7, 2003)









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



                       SECOND AMENDMENT TO NOTE AGREEMENTS

         THIS SECOND AMENDMENT dated as of June 5, 2001 (this "Second Amendment") to the Note Agreements each dated as of November 1, 1995 is among AMCAST INDUSTRIAL CORPORATION, an Ohio corporation (the "Company"), PRINCIPAL LIFE INSURANCE COMPANY and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY (collectively, the "Noteholders").

                                R E C I T A L S:

         A. The Company and each of the Noteholders have entered into separate and several Note Agreements each dated as of November 1, 1995 (collectively, as amended by the First Amendment thereto dated as of December 31, 1997, the "Note Agreements"). The Company issued the $50,000,000 7.09% Senior Notes Due November 7, 2005 (the "Notes") pursuant to the Note Agreements.

         B. The Company and each of the Noteholders now desires to amend the Note Agreements and the Notes in the respects, but only in the respects, hereinafter set forth.

         C. Capitalized terms used herein shall have the respective, meanings assigned thereto in the Note Agreements unless herein defined or the context shall otherwise require.

         D. All requirements of law have been fully complied with and all other acts and things necessary to make this Second Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

         NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Second Amendment set forth in
Section 3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

Section 1.        AMENDMENTS.

Section 1.1. Section 2.1 of the Note Agreements shall be amended by deleting the first paragraph of such Section and inserting the following in lieu thereof:

                  "In addition to paying the entire outstanding principal amount and the interest due on the Notes on the maturity date thereof, the Company agrees that on November 7, 2002, it will prepay and apply and there shall become due and payable on the principal indebtedness evidenced by the Notes an amount equal to the lesser of (a) $12,500,000 or (b) the principal amount of the Notes then outstanding; provided, however, that no such prepayment shall be due if, prior to August 14, 2002, the maturity date for the loans and other obligations under the Credit Agreement has been extended to a date on or after August 14, 2003. The entire remaining principal amount of the Notes shall become due and payable on November 7, 2003. No premium shall be payable in connection with any required prepayment made pursuant to this ss.2.1."

Section 1.2. Sections 5.6 and 5.7 of the Note Agreements shall be amended and restated to read in their entireties as follows:

                  Section 5.6. [Intentionally left blank]

                  Section 5.7. [Intentionally left blank]

Section 1.3. Section 5.8 of the Note Agreements shall be amended by deleting the word "Priority" from the title caption and by adding the following clause (c):

                  "(c) In addition to, and not in limitation of, the foregoing clauses (a) and (b), the Company shall not, and not permit any
         Subsidiary to, create, incur, assume or suffer to exist any Indebtedness, except:

                  (i)  obligations under the Agreements and the Notes;

                  (ii)  [intentionally left blank];

                  (iii)  Debt of Subsidiaries to the Company;

                  (iv)  unsecured Debt of the Company to Subsidiaries;

                  (v) Indebtedness described on Schedule II and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased;

                  (vi) the Senior Lender Obligations (as defined in the Subordination Agreement);

                  (vii) the Line of Credit Obligations (as defined in the Subordination Agreement) in an aggregate principal amount not to exceed $22,032,783;

                  (viii) the Existing Credit Agreement Obligations (as defined in the Subordination Agreement)in an aggregate principal amount not to exceed $111,377,061.68; and

                  (ix) Indebtedness of Speedline S.r.l in an aggregate principal amount not to exceed $29,000,000 (or the equivalent amount thereof in Italian Lira)."

Section 1.4. Section 5.9 of the Note Agreements shall be amended and restated in its entirety to read as follows:

         "Section 5.9. Limitation on Liens. The Company shall not, and shall not permit any Subsidiary to, create, assume or suffer to exist any Lien upon any of its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations other than the Notes or acquire or agree to acquire, or permit any Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

                  (1) Liens for taxes not yet due or that are being actively contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

                  (2) other statutory Liens incidental to the conduct of its business or the ownership of its property and assets that (i) were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and (ii) do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

                  (3) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to the Company or a Subsidiary that has executed a counterpart of the Subsidiary Guaranty (other than a CTC Company);

                  (4) Liens described on Schedule II hereto and any extensions, renewals or replacements, in whole or in part, of any such Lien, provided that (i) such extension, renewal or replacement of Indebtedness shall be without increase in the principal amount remaining unpaid as of such extension, renewal or replacement, (ii) such Lien shall attach solely to the same property theretofore subject to such Lien and (iii) after giving effect to any such extension, renewal or refunding and to the application of the proceeds thereof, no Default or Event of Default would exist;

                  (5) Liens granted to the Collateral Agent pursuant to the Collateral Agency and Intercreditor Agreement;

                  (6) Liens granted to the LIFO Agent pursuant to the LIFO Credit Agreement;

                  (7) Liens on the property or assets of CTC granted to Bank One, Indiana, National Association pursuant to the CTC Documents, as defined in the CTC Forbearance Agreement; and

                  (8) Liens on the assets of Speedline, S.r.l. in connection with the Indebtedness permitted by Section 5.8(c)(ix).

         Neither the Company nor any Subsidiary shall enter into any contract or agreement that would prohibit the Collateral Agent or any holder of Notes from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of the Company or any Subsidiary."

Section 1.5. Section 5.10 of the Note Agreements shall be amended and restated in its entirety to read as follows:

         "Section 5.10. Mergers, Consolidations and Sales of Assets. The Company shall not, and shall not permit any Subsidiary to, merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of all or any part of its assets (except assets sold in the ordinary course of business) to any Person."

Section 1.6. Section 5.15 of the Note Agreements shall be amended by (i) removing the word "and" after the semicolon at the end of clause (g) thereof,
(ii)  changing  the  designation  of clause (h) thereof  from "(h)" to "(j)" and
(iii) inserting the following clauses (h) and (i):

         "(h) Default. With reasonable promptness, and in any event within five days after an officer of the Company becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and existence thereof and what action the Company is taking or proposes to take with respect thereto;

         (i) Notices with Respect to Other Indebtedness. Promptly upon receiving the same, a copy of any notice received from the LIFO Agent or the agent under the Credit Agreement; and"

Section 1.7. Section 5 of the Note Agreements shall be amended by adding the following new Sections 5.17, 5.18, 5.19, 5.20, 5.21, 5.22 and 5.23, which shall read as follows:

         "Section 5.17. Acquisitions. On and after June 4, 2001, the Company shall not, and shall not permit any Subsidiary to, acquire the assets or stock or other equity interest of any other Person; provided, however, that, notwithstanding the foregoing, effective as of May 31, 2001, the Company shall be permitted to enter into the CTC Transaction.

         "Section 5.18. Payments of Other Indebtedness. The Company shall not make any payment of any principal amount of any Existing Credit Agreement Obligations or any Line of Credit Obligations (each as defined in the Subordination Agreement), whether upon stated maturity, required mandatory prepayment, upon acceleration or otherwise, unless the Company shall concurrently make a prepayment on the Notes (in accordance with Section 2.2 or 2.3 hereof, as the case may be) in such aggregate principal amount as shall be necessary to cause the holders of Notes to have received an aggregate payment on the Notes at such time equal to (x) the aggregate amount of the all payments of principal on the Existing Credit Agreement Obligations, the Line of Credit Obligations and the Notes made at such time times (y) a fraction, the numerator of which is the aggregate principal amount of Noteholder Obligations (as defined in the Subordination Agreement) and the denominator of which is the aggregate principal amount of the Noteholder Obligations, the Existing Credit Agreement Obligations and the Line of Credit Obligations, in each case calculated without giving effect to any such prepayment.

         "Section 5.19. Addition of Financial Covenants. The Company shall deliver to the holders of Notes, as soon as practicable (but not later than July 10, 2001) after the Second Amendment Effective Date, such projections and budgets as the holders of Notes may reasonably request. Promptly following such delivery, the Company shall enter into good faith negotiations with the holders of Notes to amend the Agreements to add such financial covenants thereto as the holders may reasonably require. Without limiting the generality of the foregoing, when the Company proposes to enter into the Financial Covenant Amendment (under and as defined in the LIFO Credit Agreement), the Company shall negotiate to add as financial covenants under the Agreements financial covenants no less favorable to the holders of Notes than the covenants contained in the Financial Covenant Amendment are to the LIFO Banks.

         "Section 5.20. Investments and Loans. The Company shall not, and shall not permit any Subsidiary to, without the prior written consent of the Requisite Holders, (a) create, acquire or hold any Subsidiary, (b) make or hold any investment in any stocks, bonds or securities or any kind,

         (c) be or become a party to any joint venture or other partnership, (d) make or keep outstanding any advance or loan to any Person, or (e) enter into or suffer to exist any Guaranty, except guarantees only for Indebtedness of the Company and its Subsidiaries incurred or permitted pursuant to this Agreement; provided, that this Section shall not apply to (i) any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or similar transaction in the normal course of business, (ii) the holding of Subsidiaries listed on Schedule II or (iii) loans among the Company and its Subsidiaries so long as each borrower and lender of such loans is the Company or a Subsidiary that has executed a Subsidiary Guaranty and is not a CTC Company.

"Section 5.21. Restricted Payments. The Company shall not, nor permit any Subsidiary to, make or commit itself to make any Restricted Payment, except that:

                  (a) any Subsidiary may make Capital Distributions to the Company or a Subsidiary that has executed a Subsidiary Guaranty; and

                  (b) employees of the Company may exercise employee options through a "cashless exercise".

         "Section  5.22.  Material  Agreements.
         Without the prior written consent of the Requisite Holders, the Company shall not, and shall not permit any Subsidiary to, amend, restate or otherwise modify in any respect (a) the Credit Agreement or any document, instrument or agreement executed in connection therewith, except as permitted by the Subordination Agreement, (b) the LIFO Credit Agreement, or any document, instrument or agreement executed in connection therewith, except as permitted by the Subordination Agreement, or (c) any other agreement that evidences Indebtedness of any Company in the aggregate principal amount greater than Five Million Dollars ($5,000,000).

         "Section 5.23. Change of Fiscal Year. The Company shall not, and shall not permit any Subsidiary to, change its fiscal year end or any other accounting period without the prior written consent of the Requisite Holders."

Section 1.8. Section 6.1(g) of the Note Agreements shall be amended and restated in its entirety to read as follows:

                  "(g) Any default shall occur under the terms applicable to any Indebtedness of the Company or any Subsidiary in an aggregate amount (for all such Indebtedness so affected) exceeding $5,000,000 and such default shall (i) consist of the failure to pay such Indebtedness when due, whether by acceleration or otherwise, or (ii) accelerate the maturity of such Indebtedness or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Indebtedness to become due and payable (or require the Company or any Subsidiary to purchase or redeem such Indebtedness) prior to its expressed maturity; or"

Section 1.9. Section 6.1 of the Note Agreements shall be amended by adding thereto the following clause (n):

                  "(n) Any Security Document shall cease to be in full force and effect; or the Company or any Subsidiary party to any Security Document (or any Person by, through or on behalf of the Company or any Subsidiary) shall contest in any manner the validity, binding nature or enforceability of any Security Document."

Section 1.10. Section 8.1 of the Note Agreements shall be amended by adding thereto the following definitions in their respective alphabetical order:

                  "Capital Distribution" shall mean a payment made, liability incurred or other consideration given for the purchase, acquisition, redemption or retirement of any capital stock or other equity interest of the Company or any Subsidiary or as a dividend, return of capital or other distribution (other than any stock dividend, stock split or other equity distribution payable only in capital stock or other equity of the Person in question) in respect of the capital stock or other equity interest of the Company or any Subsidiary.

                  "Collateral Agency and Intercreditor Agreement" shall mean the Collateral Agency and Intercreditor Agreement dated as on June 5, 2001 among the Collateral Agent, the LIFO Agent, the LIFO Banks, the holders of the Notes and certain other parties, as the same may from time to time be amended, restated or otherwise modified.

                  "Collateral Agent" shall mean Key Bank, N.A., in its capacity as Collateral Agent under the Collateral Agency and Intercreditor Agreement, and its successors and assigns in such capacity.

                  "Collateral Assignment and Security Agreement" shall mean a Collateral Assignment and Security Agreement, in form and substance satisfactory to the Requisite Holders, executed and delivered by the Company or a Subsidiary, as the case may be, wherein the Company or such Subsidiary shall have granted to the Collateral Agent, for the benefit of the holders of the Notes and the holders of the other Subordinated Lender Obligations (as defined in the Subordination Agreement), a security interest in and an assignment of all intellectual property owned by the Company or such Subsidiary, as the same may from time to time be amended, restated or otherwise modified.

                  "CTC Company" shall mean CTC, Amcast Casting Technologies, Inc., an Indiana corporation, or Izumi, Inc., a Delaware corporation.

                  "CTC Forbearance Agreement" shall mean the Forbearance and Waiver Agreement, dated as of June 5, 2001, among the Company, Key Bank, N.A., on behalf of itself and on behalf of and for the benefit of the Bank Lenders and Bank One, Indiana, National Association, on behalf of itself, in its capacity as agent and on behalf of the banks party to a Creditor and Intercreditor Agreement dated August 26, 1999 among Casting Technology Company, an Indiana general partnership, and certain lenders, as the same may from time to time be amended, restated or otherwise modified.

                  "CTC Transaction" shall mean the acquisition by the Company of all of the outstanding common stock of Izumi, Inc., a Delaware corporation, and the related transactions in connection therewith, as set forth in the Stock Purchase Agreement, dated as of May 31, 2001, between the Company and Izumi Industries, Ltd., a Japanese corporation.

                  "LIFO Agent" shall mean KeyBank National Association, as agent for the LIFO Banks under the LIFO Credit Agreement, together with its successors and assigns.

                  "LIFO  Banks"  shall mean the banking  institutions  listed on
         Schedule 1 to the LIFO Credit Agreement, together with their respective successors and assigns.

                  "LIFO Credit Agreement" shall mean the Last-In-First-Out Credit Agreement dated as of June 5, 2001 among the Company, the LIFO Banks and the LIFO Agent, as the same may from time to time be amended, restated or otherwise modified in accordance with the Intercreditor Agreement.

                  "Mortgage" shall mean a mortgage, deed of trust or other instrument, in form and substance satisfactory to the Requisite Holders, executed by the Company or a Subsidiary, as the case may be, with respect to any Mortgaged Real Property, as the same may from time to time be amended, restated or otherwise modified.

                  "Mortgaged Real Property" shall mean each of the parcels of real property, or interests therein, owned or leased by the Company or a Subsidiary, as appropriate, together with each other parcel of real property that shall become subject to a Mortgage, in each case together with all of the right, title and interest of Company or such Subsidiary, as the case may be, in the improvements and buildings thereon and all appurtenances, easements or other rights belonging thereto.

                  "Pledge Agreement" shall mean a Pledge Agreement, in form and substance satisfactory to the Requisite Holders, executed and delivered to the Collateral Agent, for the benefit of the holders of the Notes and the other holders of Subordinated Lender Obligations (as defined in the Subordination Agreement), by the Company or a Subsidiary, as appropriate, as the same may from time to time be amended, restated or otherwise modified.

                  "Restricted Payment" shall mean, with respect to the Company or any Subsidiary, (a) any Capital Distribution, (b) any Stock Repurchase, as defined in the Credit Agreement (as in effect on the Second Amendment Effective Date), or (c) any amount paid by the Company or such Subsidiary in repayment, redemption, retirement, repurchase, direct or indirect, of any Subordinated Indebtedness, including, but not limited to, the Indebtedness incurred pursuant to the Credit Agreement, the Note Agreements or in respect of the Line of Credit Obligations, as defined in the Credit Agreement.

                  "Second Amendment" shall mean the Second Amendment dated as of June 5, 2001 to Note Agreements dated as of November 1, 1995, which Second Amendment is among the Company, Principal Life Insurance Company and The Northwestern Mutual Life Insurance Company.

                  "Second Amendment Effective Date" shall mean June 5, 2001.

                  "Security Agreement" shall mean a Security Agreement,  in form and substance satisfactory to the Requisite Holders, executed and delivered by the Company or a Subsidiary to the Collateral Agent, for the benefit of the holders of Notes and the holders of the other holders of Subordinated Lender Obligations (as defined in the Subordination Agreement), as the same may from time to time be amended, restated or otherwise modified.

                  "Security Documents" shall mean each Security Agreement, each Mortgage, each Pledge Agreement, each Collateral Assignment and Security Agreement, each U.C.C. financing statement executed in connection therewith or securing any interest created in any of the foregoing documents, and any other documents relating to any of the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

                  "Subordinated", as applied to Indebtedness, shall mean that the Indebtedness has been subordinated (by written terms or written agreement being, in either case, in form and substance satisfactory to the Requisite Holders) in favor of the prior payment in full of the Notes.

                   "Subordination Agreement" shall mean the Subordination, Waiver and Consent Agreement, dated as of June 5, 2001, among the Company, the LIFO Agent, the Collateral Agent, the holders of the Notes and certain other parties, as the same may from time to time be amended, restated or otherwise modified.

Section 1.11. The definition of "Overdue Rate" contained in Section 8.1 of the Note Agreements shall be amended and restated in its entirety to read as follows:

                  "Overdue Rate" shall mean the lesser of (i) the maximum interest rate permitted by law and (ii) 12.09% per annum.

Section 1.12. Schedule II to the Note Agreements shall be replaced with Schedule II hereto.

Section 1.13. From and after the Second Amendment Effective Date, interest on the Notes shall accrue at the rate of 10.09% per annum instead of 7.09% per annum. Any overdue payment of principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) any overdue installment of interest and any overdue payment of any Make-Whole Amount shall bear interest at the Overdue Rate. Notwithstanding anything herein or in the Notes to the contrary, no amount of interest on such overdue payments may be added to the outstanding principal of the Notes as a Capitalized Interest Amount (as defined in Exhibit A attached hereto).

Section 1.14. The Note Agreements shall be amended by deleting therefrom the current form of Exhibit A thereto and replacing it with Exhibit A attached hereto.

Section 1.15. The Notes outstanding on the Second Amendment Effective Date are hereby, without any further action required on the part of any other Person, deemed to be automatically amended to conform to and have the terms provided in Exhibit A attached hereto (except that the principal amount and the payee of each such Note shall remain unchanged). Any Note issued on or after the Second Amendment Effective Date shall be in the form of Exhibit A attached hereto.

Section 2.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Section 2.1. To induce the Noteholders to execute and deliver this Second Amendment, the Company represents and warrants to the Noteholders (which representations shall survive the execution and delivery of this Second Amendment) that:

(a) each of this Second Amendment, the Warrant Certificates (defined below), the Warrant Agreement (defined below) and the Registration Rights Agreement (defined below) has been duly authorized, executed and delivered by the Company and each of this Second Amendment, the Warrant Certificates, the Warrant Agreement and the Registration Rights Agreement constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

(b) the Note Agreements, as amended by this Second Amendment, constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

(c)      the  execution,   delivery  and  performance  by  the  Company  of
         this Second Amendment, the Warrant Certificates, the Warrant Agreement and the Registration Rights Agreement (i) have been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) do not require the consent or approval of any governmental or regulatory body or agency and (iii) will not
         (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any indenture, agreement or other instrument to which the Company or any Subsidiary is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)
         (A)(3) of this Section 2.1(c);

(d) the Subsidiary Guaranty constitutes the legal, valid and binding obligation, contract and agreement of each Subsidiary (and each CTC Company) party thereto enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

(e) the execution, delivery and performance by each Subsidiary (and each CTC Company) a party thereto of the Subsidiary Guaranty (i) have been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) do not require the consent or approval of any governmental or regulatory body or agency and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any indenture, agreement or other instrument to which the Company or any Subsidiary or any CTC Company is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 2.1(e);

(f) as of the date hereof and after giving effect to this Second Amendment, no Default or Event of Default has occurred that is continuing;

(g) all the representations and warranties contained in Section 3.1 of the Note Agreements are true and correct in all material respects with the same force and effect as if made by the Company on and as of the date hereof (other than any representation and warranty that expressly relates to a specified earlier date, which was true and correct in all material respects as of such date); and

(h) the statements and information furnished to the Noteholders in connection with the negotiation of this Second Amendment do not, taken as a whole, and other than financial projections or forecasts, contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading, the Noteholders acknowledging that as to any projections furnished to the Noteholders, the Company only represents that the same were prepared in good faith and on the basis of information and estimates the Company believed to be reasonable.

Section 3.        CONDITIONS TO EFFECTIVENESS OF THIS SECOND AMENDMENT.

Section 3.1. This Second Amendment shall become effective on the date (the "Second Amendment Effective Date") when the following conditions shall have been satisfied:

(a) executed counterparts of this Second Amendment, duly executed by the Company and the holders of all of the Notes, shall have been delivered to the Noteholders;

(b) the Noteholders shall have received a copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of this Second Amendment, certified by the Company's Secretary or an Assistant Secretary;

(c)      the  representations  and  warranties of the Company set forth in
         Section 2 hereof are true and correct on and with respect to the date hereof;

(d) the Noteholders shall have received the favorable opinion of counsel to the Company as to the matters set forth in Sections 2.1(a), 2.1(b), 2.1(c), 2.1(d) and 2.1(e) hereof, which opinion shall be in form and substance satisfactory to the Noteholders and as to such other matters as may be requested by the Noteholders;

(e) the Noteholders shall have received each of the following documents (i) a Warrant Certificate, substantially in the form of Exhibit A to the Warrant Agreement (each, a "Warrant Certificate"), for each Noteholder representing the right to purchase 100,000 shares of common stock, no par value per share, of the Company ("Common Stock"), (ii) a Warrant Agreement, substantially in the form of Exhibit B attached hereto (the "Warrant Agreement"), duly executed by the Company and (iii) a Registration Rights Agreement, substantially in the form of Exhibit C attached hereto (the "Registration Rights Agreement"), duly executed by the Company and the other parties thereto;

(f) the Noteholders shall have received a Subsidiary Guaranty, substantially in the form of Exhibit D hereto, executed and delivered by each Subsidiary of the Company that is organized under the laws of the United States (or any State thereof or the District of Columbia) which is not a party to a Subsidiary Guaranty prior to the Second Amendment Effective Date;

(g) the Noteholders shall have received a Guarantor Consent and Acknowledgment, as set forth at the foot hereof, executed and delivered by all parties to the Guaranties of Payment of Debt, each dated as of August 15, 1997, in respect of the Notes; and

(h) each Noteholder shall have received the payment in cash of an amendment fee in the amount of 0.60% of the principal amount of such Noteholder's Note.

Section 3.2. This Second Amendment shall become retroactively ineffective as of the date hereof if, within 14 days of the date hereof, the Noteholders shall not have received a Guaranty, in form and substance acceptable to the Noteholders, executed and delivered by each of CTC, Amcast Casting Technologies, Inc. and Izumi, Inc., together with such corporate governance documents and opinions of counsel as the Noteholders may request.

Section 4.        PAYMENT OF NOTEHOLDERS' COUNSEL FEES AND EXPENSES.

Section 4.1. The Company agrees to pay upon demand, the reasonable fees and expenses of Mayer, Brown & Platt, counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this Second Amendment.

Section 5.        MISCELLANEOUS.

Section 5.1. This Second Amendment shall be construed in connection with and as part of each of the Note Agreements, and except as modified and expressly amended by this Second Amendment, all terms, conditions and covenants contained in the Note Agreements and the Notes are hereby ratified and shall be and remain in full force and effect.

Section 5.2. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Second Amendment may refer to the Note Agreements without making specific reference to this Second Amendment but nevertheless all such references shall include this Second Amendment unless the context otherwise requires.

Section 5.3. The descriptive headings of the various Sections or parts of this Second Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

Section 5.4. This Second Amendment shall be governed by and construed in accordance with the internal laws of the State of Ohio.

Section 5.5. The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Second Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

                      (Signature Pages Begin on Next Page)

         IN WITNESS WHEREOF, the Company and the Noteholders have caused this instrument to be executed as of June 5, 2001.

                                 AMCAST INDUSTRIAL CORPORATION


                                 By: /s/ F. J. Drew
                                    --------------------
                                    Name:  Francis J. Drew
                                    Title: Vice President



                                 PRINCIPAL LIFE INSURANCE COMPANY

                                     /s/ Christopher J. Henderson
                                 By: /s/ Debra Svoboda EPP
                                    ---------------------------
                                     Name:  Christopher J. Henderson /
                                            Debra Svoboda EPP
                                     Title: Counsel



                                 THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY


                                 By:  /s/ David A. Barras
                                    ---------------------------
                                    Name:  David A. Barras
                                    Title: Its Authorized Representative

                     GUARANTOR ACKNOWLEDGMENT AND AGREEMENT

         Each of the undersigned consents and agrees to and acknowledges the terms of the foregoing Second Amendment dated as of June 5, 2001. Each of the undersigned specifically acknowledges the terms of and consents to the amendments set forth therein. Each of the undersigned further agrees that the obligations of each of the undersigned pursuant to the Guaranties of Payment of Debt executed by each of the undersigned shall remain in full force and effect and be unaffected thereby.

         Each of the undersigned further agrees with Noteholders that Section 9 of each Subsidiary Guaranty executed by each of the undersigned is hereby amended to delete the text of each of such sections therefrom in their entirety and to insert in place thereof the following:

                  Anything in this Agreement to the contrary notwithstanding, in no event shall the amount of the undersigned's liability hereunder (or, if applicable, the amount secured by this Agreement) exceed the maximum amount that (after giving effect to the incurring of the obligations hereunder and to any rights to contribution of the undersigned from other affiliates of Borrower) would not render the rights to payment of the Noteholders hereunder void, voidable or avoidable under any applicable fraudulent transfer law.

         Each of the undersigned, by signing below, hereby waives and releases each of the Noteholders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which any of the undersigned is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

         EACH OF THE UNDERSIGNED HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE COMPANY, THE NOTEHOLDERS, THE UNDERSIGNED, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY ANY NOTEHOLDER'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG THE COMPANY, THE NOTEHOLDERS AND THE UNDERSIGNED, OR ANY THEREOF.

                       ELKHART PRODUCTS CORPORATION
                       AMCAST AUTOMOTIVE OF INDIANA, INC. (fka Wheeltek, Inc.) AS INTERNATIONAL, INC.
                       AMCAST INVESTMENT SERVICES CORPORATION


                       By: /s/ F. J. Drew
                          --------------------
                           Name:   Francis J. Drew
                           Title:  Vice President

                                   Schedule II

                     Description of Indebtedness, Leases and
                           Unfunded Pension Liability

                         [to be provided by the Company]

                                 Existing Liens

                         [to be provided by the Company]

                           Subsidiaries of the Company

                         [to be provided by the Company]

                                    Exhibit A


THIS NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER SAID ACT OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.


                          AMCAST INDUSTRIAL CORPORATION


                               10.09% Senior Note


                              Due November 7, 2003



No.                                                       ____________, _____

                                                          PPN 023395  A@5

$



AMCAST INDUSTRIAL CORPORATION, an Ohio corporation (the "Company"), for value received, hereby promises to pay to or registered assigns
                      on the seventh day of November, 2003
                             the principal amount of

____________________  DOLLARS ($_______________),  together with all Capitalized
Interest Amounts (as hereinafter defined), and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of (i) at all times prior to but excluding the Second Amendment Effective Date, seven and nine one-hundredths percent (7.09%) per annum, and (ii) at all times from and including the Second Amendment Effective Date, ten and nine one-hundredths percent (10.09%) per annum (payable to the extent of up to 1% per annum by adding interest not paid in cash to the principal amount of this Note, except as provided below), payable monthly on the first Business Day of each month (each, an "Interest Payment Date") in each year and at maturity. The Company agrees to pay interest on overdue payment of principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the Overdue Rate after the due date, whether by acceleration or otherwise, until paid.

         On any Interest Payment Date on or after the Second Amendment Effective Date, in lieu of making the entire interest payment on this Note in cash, the Company shall pay on such Interest Payment Date, in cash, that portion of the interest accrued on the outstanding principal amount of such Note to such Interest Payment Date as would have accrued at the rate of nine and nine one-hundredths percent (9.09%) per annum and add, as a Capitalized Interest Amount, to the outstanding principal amount of such Notes on such Interest Payment Date the portion of such interest as would have accrued at the rate of one percent (1%) per annum (each such addition with respect to this Note, a "Capitalized Interest Amount"); provided, however, no amount of interest on any overdue payment of principal and premium, any overdue installment of interest or any overdue payment of any Make-Whole Amount may be added to the outstanding principal of the Notes as a Capitalized Interest Amount.

         Interest shall begin to accrue on each Capitalized Interest Amount beginning on and including the Interest Payment Date on which such Capitalized Interest Amount is added to the principal amount of this Note, and such interest shall accrue and be paid, together with the interest on the remaining principal amount of this Note, in accordance with this Note. Notwithstanding anything herein to the contrary, all interest due and payable on the date that the entire then outstanding principal amount of this Note becomes due and payable, whether on the maturity date hereof, by acceleration or otherwise, shall be due and payable in full in cash on such date. All Capitalized Interest Amounts will for all purposes of this Note and the Note Agreements constitute outstanding principal on this Note. All principal of this Note consisting of Capitalized Interest Amounts is subordinated in right of payment to the Senior Lender
Obligations and the Subordinated Lender Obligations (each as defined in the Subordination Agreement), other than those Subordinated Lender Obligations consisting of Capitalized Interest Amounts, as set forth in the Intercreditor Agreement.

         Both the principal hereof and interest hereon are payable at the principal office of the Company in Dayton, Ohio in coin or currency of the United States of America that at the time of payment shall be legal tender for the payment of public and private debts. If any amount of principal, premium, if any, or interest on or in respect of this Note becomes due and payable on any date that is not a Business Day, such amount shall be payable on the immediately preceding Business Day.

         This Note is one of the 10.09% Senior Notes due November 7, 2003 (the "Notes") of the Company in the original aggregate principal amount of $50,000,000 issued or to be issued under and pursuant to the terms and provisions of the separate Note Agreements, each dated as of November 1, 1995 (as amended by the First Amendment thereto dated as of December 31, 1997 and by the Second Amendment thereto dated as of June 5, 2001 and as may be further amended, the "Note Agreements"), entered into by the Company with the original Purchasers therein referred to and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreements to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreements for a statement of such rights and benefits. Capitalized terms used herein but not defined herein have the meanings ascribed to such terms in the Note Agreements.

         This Note and the other Notes outstanding under the Note Agreements may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreements.

         The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreements.

         This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

         This Note and said Note Agreements are governed by and construed in accordance with the internal laws of the State of Ohio, including all matters of construction, validity and performance.



                                                AMCAST INDUSTRIAL CORPORATION


                                                 By
                                                     Name:
                                                     Title:

                                    Exhibit B

                           [Form of Warrant Agreement]

                                    Exhibit C

                     [Form of Registration Rights Agreement]

                                    Exhibit D

                           GUARANTY OF PAYMENT OF DEBT

         THIS   GUARANTY   is   dated   as  of  June  5,   2001,   and  made  by
______________________, a __________ corporation (the "Guarantor").

SECTION 1.        RECITALS.

         AMCAST INDUSTRIAL CORPORATION, an Ohio corporation (the "Company"), has heretofore entered into the separate Note Agreements each dated as of November 1, 1995 (as amended, supplemented or otherwise modified from time to time, the "Note Agreements"), between the Company and each of the Purchasers named on
Schedule I attached to the Note Agreements (the "Initial Purchasers"), pursuant to which the Company issued and sold $50,000,000 aggregate original principal amount of its 7.09% Senior Notes, due November 7, 2005 (as amended, supplemented or otherwise modified from time to time, the "Notes"). The Initial Purchasers, together with their respective successors and assigns including any subsequent holder of the Notes, are hereinafter referred to as the "Noteholders".
Capitalized terms used herein and not otherwise defined shall have the same meanings as in the Note Agreements.

         The Guarantor is a Wholly-owned Subsidiary of the Company.

         Pursuant to the requirements of that certain Second Amendment to the Note Agreements dated as of June 5, 2001 (the "Second Amendment"), between the Company and the Noteholders, the Noteholders and the Company amended the Note Agreements and the Notes in certain respects, including to change the final maturity date of the Notes to November 7, 2003 and to change the interest rate on the Notes to 10.09% per annum. In connection with the Second Amendment, the Noteholders agreed to waive certain events of default under the Note Agreements. Furthermore, pursuant to Section 5.16 of the Note Agreements, the Company is required to cause Guarantor to execute and deliver a guaranty of the Notes in the form hereof inasmuch as Guarantor has issued a guaranty of obligations of the Bank Lenders (as defined in the Note Agreements).

         Guarantor is part of an affiliated group of corporations with the Company and will receive substantial direct and indirect benefit by reason of the Second Amendment and such waivers.

         Guarantor understands that the Noteholders executed the Second Amendment and granted such waivers only upon certain terms and conditions, one of which is that the Guarantor guarantee the payment of the Debt (as hereinafter defined), and this instrument is being executed and delivered in consideration of the Second Amendment and each waiver granted to the Company by the Noteholders and for other valuable considerations.

SECTION 2.        DEFINITIONS.

         Unless otherwise specified, as used herein, the following terms shall have the following meanings:

         Section 2.1. "Collateral" means, collectively, all property, if any, securing the Debt or any part thereof at the time in question.

         Section 2.2. "Debt" means, collectively, all principal, interest and premium, if any, on or with respect to the Notes and all other indebtedness now owing or hereafter incurred by the Company to the Noteholders pursuant to the Note Agreements and the Notes executed in connection therewith, as modified, amended, supplemented or restated from time to time; (c) all other amounts payable by the Company to any of the Noteholders pursuant to the Note Agreements or any document or instrument related to the Note Agreements; and (d) all costs and expenses, including attorney fees, incurred by any of the Noteholders in connection with the Note Agreements or in connection with the collection of any portion of the indebtedness described in (a), (b) or (c) hereof.

         Section 2.3. "Obligor" means any person or entity who, or any of whose property, is or shall be obligated on the Debt or any part thereof in any manner and includes, without limiting the generality of the foregoing, the Company, the Guarantor and any other co-maker, endorser, guarantor of payment, subordinating creditor, assignor, grantor of a security interest, pledgor, mortgagor or any hypothecator of property, if any.

SECTION 3.        GUARANTY OF DEBT.

         Guarantor hereby absolutely and unconditionally guarantees the prompt payment in full of all of the Debt as and when the respective parts thereof become due and payable. If the Debt or any part thereof shall not be paid in full when due and payable, the Noteholders shall have the right to proceed directly against Guarantor under this instrument to collect the payment in full of the Debt, regardless of whether or not the Noteholders shall have theretofore proceeded or shall then be proceeding against the Company or any other Obligor or Collateral, if any, or any of the foregoing, it being understood that the Noteholders in their sole discretion may proceed against any Obligor and any Collateral, and may exercise each right, power or privilege that the Noteholders may then have, either simultaneously or separately, and, in any event, at such time or times and as often and in such order as the Noteholders in their sole discretion may from time to time deem expedient to collect the payment in full of the Debt.

SECTION 4.        PAYMENTS CONDITIONAL.

         Whenever any Noteholder shall credit any payment to the Debt or any part thereof, whatever the source or form of payment, the credit shall be conditional as to Guarantor unless and until the payment shall be final and valid as to all the world. Without limiting the generality of the foregoing, Guarantor agrees that if any check or other instrument so applied shall be dishonored by the drawer or any party thereto, or if any proceeds of Collateral or payment so applied shall thereafter be recovered by any trustee in bankruptcy or anyone else, each Noteholder, in each case, may reverse any entry relating thereto in its books and Guarantor shall remain liable therefor even if such Noteholder may no longer have in its possession any evidence of the Debt to which the payment in question was applied.

SECTION 5.        GUARANTOR'S OBLIGATIONS ABSOLUTE AND UNCONDITIONAL.

         Regardless of the duration of time, regardless of whether the Company may from time to time cease to be indebted to the Noteholders and irrespective of any act, omission or course of dealing whatever on the part of any of the Noteholders, Guarantor's liabilities and other obligations under this instrument shall remain in full effect until the payment in full of the Debt. Without limiting the generality of the foregoing:

         Section 5.1. Noteholders Have No Duty To Make Accommodations. No Noteholder shall at any time be under any duty to Guarantor to grant any financial accommodation to the Company, irrespective of any duty or commitment of any of the Noteholders to the Company, or to follow or direct the application of the proceeds of any such financial accommodation;

         Section 5.2. Guarantor's Waiver of Notice, Presentment, etc. Guarantor waives (a) notice of the granting of any financial accommodation to the Company or the incurring of any other indebtedness by the Company or the terms and conditions thereof, (b) presentment, demand for payment and notice of dishonor of the Debt or any part thereof, or any other indebtedness incurred by the Company to any of the Noteholders, (c) notice of any indulgence granted to any Obligor and (d) any other notice to which Guarantor might, but for this waiver, be entitled;

         Section 5.3. Noteholders' Rights Not Prejudiced by Action or Omission. The Noteholders in their sole discretion may, without any prejudice to their rights under this instrument, at any time or times, without notice to or the consent of Guarantor, (a) grant the Company whatever financial accommodations that such Noteholder may from time to time deem advisable, even if the Company might be in default in any respect and even if those financial accommodations might not constitute indebtedness the payment of which is guaranteed hereunder,
(b) assent to any renewal, extension, consolidation or refinancing of the Debt or any part thereof, (c) forbear from demanding security, if such Noteholder shall have the right to do so, (d) release any Obligor or Collateral or assent to any exchange of Collateral, if any, irrespective of the consideration, if any, received therefor, (e) grant any waiver or consent or forbear from exercising any right, power or privilege that such Noteholder may have or acquire, (f) assent to any amendment, deletion, addition, supplement or other modification in, to or of any writing evidencing or securing any Debt or pursuant to which any Debt is created, (g) grant any other indulgence to any Obligor, (h) accept any Collateral for, or any other Obligor upon, the Debt or any part thereof, and (i) fail, neglect to omit in any way to realize upon any Collateral or to protect the Debt or any part thereof or any Collateral therefor;

         Section 5.4.      Liabilities  Survive  Guarantor's   Dissolution.
Guarantor's   liabilities  and  other obligations under this instrument shall survive any dissolution of Guarantor; and

         Section 5.5. Liabilities Absolute and Unconditional. Guarantor's liabilities and other obligations under this instrument shall be absolute and unconditional irrespective of any lack of validity or enforceability of the Note Agreements, the Notes, or any other agreement, instrument or document related thereto, or any other defense available to Guarantor in respect of this instrument.

SECTION 6.        REPRESENTATIONS AND WARRANTIES.

         Guarantor represents and warrants that (a) Guarantor is a duly organized and validly existing corporation, in good standing under the laws of the state of its incorporation (as referenced in the first paragraph of this instrument), and is qualified to do business in each state where it is required to so qualify; (b) Guarantor has legal power and right to execute and deliver this instrument and to perform and observe the provisions hereof; (c) the officers executing and delivering this instrument on behalf of Guarantor have been duly authorized to do so, and this instrument, when executed, is legal and binding upon Guarantor in every respect; (d) no litigation or proceeding is pending or threatened against Guarantor before any court or any administrative agency which, in the opinion of Guarantor's counsel, is reasonably expected to have a material adverse effect on Guarantor; (e) Guarantor has received consideration which is the reasonable equivalent value of the obligations and liabilities that Guarantor has incurred to the Noteholders; (f) Guarantor is not insolvent as defined in any applicable state or federal statute, nor will Guarantor be rendered insolvent by the execution and delivery of this instrument to the Noteholders; (g) Guarantor is not engaged or about to engage in any business or transaction for which the assets retained by Guarantor shall be an unreasonably small capital, taking into consideration the obligations to the Noteholders incurred hereunder; and (h) Guarantor does not intend to, nor does Guarantor believe that Guarantor will, incur debts beyond Guarantor's ability to pay them as they mature.

SECTION 7.        DISABILITY OF OBLIGOR.

         Without limiting the generality of any of the other provisions hereof, Guarantor specifically agrees that upon the dissolution of any Obligor and/or the filing or other commencement of any bankruptcy or insolvency proceedings by, for or against any Obligor, including without limitation, any assignment for the benefit of creditors or other proceedings intended to liquidate or rehabilitate any Obligor, the Requisite Holders, in their sole discretion, may declare the unpaid principal balance of and accrued interest on the Debt to be forthwith due and payable in full without notice. Upon the occurrence of any of the events enumerated in the immediate preceding sentence, Guarantor shall, upon the Noteholders' demand whenever made, purchase from the Noteholders (without recourse upon any Noteholder and without warranties either express or implied) the Notes or any other evidence of the Debt for an amount equal to the then unpaid principal balance of and accrued interest on the Debt.

SECTION 8.      WAIVER OF GUARANTOR'S RIGHTS AGAINST THE COMPANY AND COLLATERAL.

         To the extent permitted by law, Guarantor waives any claim or other right which Guarantor might now have or hereafter acquire against the Company or any other Obligor which arises from the existence or performance of Guarantor's liabilities or other obligations under this instrument, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of any Noteholder against the Company or any Collateral which any Noteholder now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law.

SECTION 9.        MAXIMUM LIABILITY OF GUARANTOR.

         Anything in this Agreement to the contrary notwithstanding, in no event shall the amount of Guarantor's liability hereunder (or, if applicable, the amount secured by this instrument) exceed the maximum amount that (after giving effect to the incurring of the obligations hereunder and to any rights to contribution of the undersigned from other affiliates of the Company) would not render the rights to payment of the Noteholders hereunder void, voidable or avoidable under any applicable fraudulent transfer law.

SECTION 10.       NOTICE.

         All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Guarantor, mailed or delivered to it, addressed to it at the address specified on the signature page of this instrument, if to a Noteholder, mailed or delivered to it, addressed to the address of such Noteholder specified on Schedule I of the Note Agreements. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or forty-eight (48) hours after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that notices from Guarantor to the Noteholders pursuant to any of the provisions hereof shall not be effective until received by the Noteholders.

SECTION 11.       MISCELLANEOUS.

         This instrument shall bind Guarantor and Guarantor's successors and assigns and shall inure to the benefit of each Noteholder and their respective successors and assigns, including (without limitation) each holder of any Note evidencing any Debt. If at any time one or more provisions of this instrument is or becomes invalid, illegal or unenforceable in whole or in part, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This instrument constitutes a final written expression of all of the terms of this instrument, is a complete and exclusive statement of those terms and supersedes all oral representations, negotiations and prior writings, if any, with respect to the subject matter hereof. The relationship among (a) Guarantor and (b) the Noteholders with respect to this instrument is and shall be solely that of debtor and creditors, respectively, and the Noteholders shall have no fiduciary obligation toward Guarantor with respect to this instrument or the transactions contemplated thereby. The captions herein are for convenience of reference only and shall be ignored in interpreting the provisions of this instrument.

SECTION 12.       GOVERNING LAW; SUBMISSION TO JURISDICTION.
         The provisions of this instrument and the respective rights and duties of the Guarantor, and the Noteholders hereunder shall be governed by and construed in accordance with Ohio law, without regard to principles of conflict of laws. Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this instrument, the Note Agreements, the Notes or any document or instrument related thereto, and Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Guarantor hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Guarantor agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

SECTION 13.       JURY TRIAL WAIVER.

         Guarantor, to the extent permitted by law, waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise, among any of the Noteholders, the Company and/or any guarantor arising out of, in connection with, related to, or incidental to the relationship established between each of them and Guarantor in connection with this instrument or any note or other agreement, instrument or document executed or delivered in connection therewith or the transactions related thereto. This waiver shall not in any way affect, waive, limit, amend or modify the Noteholders' ability to pursue remedies pursuant to any confession of judgment or cognovit provision contained in this instrument, any note or any other guaranty of payment, agreement, instrument or document related thereto.

                  [Remainder of Page Intentionally Left Blank]

         Signed as of the 5th day of June, 2001.

Address:                                   [GUARANTOR]

7887 Washington Village Drive
Dayton, Ohio 45459                         By
Attention:  Treasurer                      Title
Fax:  (937) 291-7007